CONTRACT FOR THE SALE AND PURCHASE OF REAL PROPERTY

FOR AND IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THOMAS RINEHART and LAURIE RINEHART, hereinafter referred to as "Seller", and DYNAMIC ENVIRO, INC., hereinafter referred to as "Buyer", do hereby covenant, contract, and agree as follows:

1. AGREEMENT TO SELL AND PURCHASE. Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, the following real property: Lots 16 & 17, Blk. 167, Un. 7, Add. 6, SHORELINE PARK S/D; Also known as Parcel #138P-0-33-179.000 and #138P-0-33-180.000

Together with all and singular the rights, privileges, improvements, and appurtenances to the same belonging or in any wise appertaining; and subject to all mineral reservations of record.

All real property sold by this contract is collectively referred to as the "Property", and is situated at 2236 Kiln Waveland Cutoff Rd., Waveland, MS 39576, Mississippi.

2. SALES PRICE AND EARNEST MONEY. The parties agree to a sales price of One Hundred Fifty Thousand Dollars ($150,000.00), to be paid as follows:

a. Buyer shall be required to pay EIGHTEEN THOUSAND DOLLARS ($18,000.00) as earnest money, paid to the Seller; and

b. ONE HUNDRED THIRTY TWO THOUSAND DOLLARS ($132,000.00) in certified funds at Closing.

3. FINANCING AND INSURANCE. This contract [ ] IS [✓] IS NOT contingent on Buyer obtaining sufficient and satisfactory financing. If contract is contingent upon such, then within seven (7) days of the effective date of this contract, Buyer shall apply for all financing and make every reasonable effort to obtain financing. Financing will be deemed to have been obtained when the lender determines that Buyer has satisfied all of lender's financial requirements. If financing is not obtained, this contract will terminate and the earnest money, if any, will be refunded to Buyer.

This contract [ ] IS [✓] IS NOT contingent on Buyer obtaining insurance coverage of any kind.

4. PROPERTY CONDITION. This contract [ ] IS [✓] IS NOT contingent on satisfactory inspections. If this contract is contingent on satisfactory inspections, such inspections may include Wood Destroying Insect Report. Any such report shall indicate that the Property is free from any evidence of termite or other insect infestation. If any infestation or damage caused by a previous infestation is found, the Seller can treat such infestation and/or

Buyers' Initials:________ ________ Sellers' Initials: *[initials]* ________

repair any structural damage caused by such infestation; or if cost prohibitive, may declare this contract null and void and refund all earnest money and any costs incurred by Buyer with regard to this contract.

If this contract is not contingent on satisfactory inspections, Seller offers and Buyer accepts the property and improvements, if any, "as-is". Buyer hereby represents that they have personally inspected and examined the above-mentioned premises and all improvements thereon. Buyer hereby acknowledges that neither Seller nor Seller's representatives, if any, have made any representations concerning the present or past conditions of the property and/or improvements. With full knowledge of the condition of the property and/or improvements, Buyer hereby accepts the Property in its present, as-is, condition.

5. CLOSING. The closing of this sale shall be at Landmark Title & Escrow Co., Inc., in Bay St. Louis, Mississippi, and will be ON OR BEFORE thirty (30) days from the effective date of this contract; unless extended by written agreement of the parties hereto.

6. TITLE AND CONVEYANCE. Seller is to convey title to Buyer by Warranty Deed. Seller shall, prior to or at closing, satisfy all outstanding mortgages, deeds of trust, and special liens affecting the subject property. Seller is to furnish a Certificate of Title, prepared by an attorney, upon which a title insurance policy may be obtained from a title insurance company duly licensed and qualified to do, and in fact doing, business in the State of Mississippi. Seller shall, prior to or through closing, satisfy all outstanding mortgages, deeds of trust and special liens affecting the subject property which are not specifically assumed by Purchaser herein. Title shall be good and marketable, subject only to; (a) covenants, conditions, and restrictions of record; (b) public or private utility easements and roads and rights-of-way; (c) applicable zoning ordinances, protective covenants, and prior mineral reservations; (d) special and other assessments on the property, if any; and (e) general taxes for the year 2015 and subsequent years.

7. APPRAISAL AND SURVEY. Any appraisal or survey of the property, if required, shall be the responsibility of the Buyer. Any such survey shall be obtained within five (5) days of closing.

8. POSSESSION AND TITLE. Seller shall deliver possession of the Property to Buyer at closing. Title shall be conveyed to Buyer as follows: DYNAMIC ENVIRO, INC." Prior to closing, the property shall remain in the possession of the Seller and Seller shall deliver the Property to Buyer in substantially the same conditions at closing, as on the date of this contract.

Buyers' Initials:________ ________

Sellers' Initials: UL ________

9. CLOSING COSTS AND EXPENSES. Seller shall pay for Wood Destroying Insect Report and preparation of Warranty Deed. Buyer shall pay all other closing costs.

10. PRORATIONS. Taxes for the current year, assessments, dues, and rents, if any, will be prorated between Buyer and Seller at closing.

11. DEFAULT AND ATTORNEY'S FEES. If Buyer fails to comply with this contract, Buyer will be in default, and Seller may either (a) enforce specific performance, seek such other relief as may be provided by law, or both; or (b) terminate this contract and receive the earnest money, if any, as liquidated damages, thereby releasing both parties from this contract. If Seller fails to comply with this contract, for any reason within Seller's control, Seller will be in default and Buyer may either (a) enforce specific performance, seek such other relief as may be provided by law, or both; or (b) terminate this contract and obtain return of the earnest money, if any, thereby releasing both parties from this contract. The prevailing party in any legal proceeding brought under or with respect to this contract is entitled to recover from the non-prevailing party all costs of such proceeding and reasonable attorney's fees.

12. REPRESENTATIONS. Seller represents that as of the Closing Date there will be no liens, assessments, or security interests against the Property which will not be satisfied out of the sales proceeds. If any representation in this contract is untrue on the Closing Date, this contract may be terminated by Buyer and the earnest money, if any, will be refunded to Buyer. All representations contained in this contract will survive closing.

13. AGREEMENT OF PARTIES. This contract contains the entire agreement of the parties and cannot be changed except by written agreement.

14. PRIOR AGREEMENTS. This contract incorporates all prior agreements between the parties, contains the entire and final agreement of the parties, and cannot be changed except by their written consent. Neither party has relied upon any statement or representation made by the other party or any sales representative bringing the parties together. Neither party shall be bound by any terms, conditions, oral statements, warranties, or representations not herein contained. Each party acknowledges that he has read and understands this contract. The provisions of this contract shall apply to and bind the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

15. ASSIGNMENT. This agreement may not be assigned by Buyer without the written consent of Seller. This agreement may be assigned by Seller and shall be binding on the heirs and assigns of the parties hereto.

Buyers' Initials:________ ________ Sellers' Initials: WR ________

16. NOTICES. All notices from one party to the other must be in writing and are effective when mailed to, hand-delivered at, or transmitted by facsimile or other electronic means to the other party at the following:

BUYER:
DYNAMIC ENVIRO,INC.
Brant Cochran
10513 Bayou Circle
Diamondhead, MS 39525
(618) 410-8102
brant@deienv.com

SELLER:
Thomas Rinehart & Laurie Rinehart
7829 Alawi Ave.
Diamondhead, MS 39525
(228) 222-5566
lsw76@rocketmail.com

17. NO BROKER OR AGENTS. The parties represent that neither party has employed the services of a real estate broker or agent in connection with the property, or that if such agents have been employed, that the party employing said agent shall pay any and all expenses outside the closing of this agreement.

18. TIME IS OF THE ESSENCE in the performance of this agreement.

19. GOVERNING LAW. This contract shall be governed by the laws of the State of Mississippi.

20. EXPIRATION OF OFFER. This Offer is good until and including ______________________ at 5:00 p.m.; and only upon receipt of written acceptance shall this contract become binding upon the parties hereto.

21. MISCELLANEOUS PROVISIONS AND/OR CONTINGENCIES. Per Item #5: Closing to be within 1 year (365 days) of contract date with option of 1 6 month (180 days) extention. Buyer agrees to lease property from seller during this entire period as per Lease Agreement.

SO AGREED AND EXECUTED on the day and in the year appearing herein below.

DYNAMIC ENVIRO, INC.

By: [signature]
Brant Cochran, Buyer

01 Sept 2015
Date

[signature]
Thomas Rinehart, Seller

01 Sept 2015
Date

____
Laurie Rinehart, Seller

____
Date

Buyers' Initials:________ ________

Sellers' Initials: TLR ________